EXHIBIT 5.1

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

P +1 212 768 6700

F +1 212 768 6800

April 30, 2026

Immunic, Inc. 1200 Avenue of the Americas, Suite 200 New York, NY 10036

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

In our capacity as counsel to Immunic, Inc. a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 2, 2026, and amended as of the date hereof (together, the “Registration Statement,” and the prospectus which forms a part of the Registration Statement, the “Prospectus”) under the Securities Act of 1933, as amended (the “Act”), covering the resale of up to an aggregate of 45,815,180 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) up to 22,907,590 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants” and shares of Common Stock underlying the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”); and (ii) up to 22,907,590 shares of Common Stock issuable upon the exercise of common warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”, and the shares of Common Stock underlying the Common Warrants, the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Shares”). The Warrants were issued pursuant to a Securities Purchase Agreement, dated February 12, 2026, by and among the Company and the purchasers named therein (the “Purchase Agreement”).

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined and are familiar with the Company’s (i) certificate of incorporation and bylaws, each as amended and restated; (ii) the Registration Statement, including the Prospectus; (iii) corporate proceedings of the Company relating to the issuance of the securities described herein; (iv) the Purchase Agreement, (v) the Warrants, and (vi) such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters.

Based upon the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion, having due regard for such legal considerations as we deem relevant, that (i) the Common Warrant Shares, when issued in accordance with the terms of the Common Warrants, will be validly issued, fully paid and nonassessable, and (ii) the Pre-Funded Warrant Shares when issued in accordance with the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable.

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

P +1 212 768 6700

F +1 212 768 6800

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of our opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the Prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US LLP